UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012 (July 19, 2012)

WesBanco, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 234-9000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2012, WesBanco, Inc. (“WesBanco”) and Fidelity Bancorp, Inc. (“Fidelity”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Fidelity with and into WesBanco (the “Merger”). As a result of the Merger, the separate corporate existence of Fidelity will cease and WesBanco will continue as the surviving corporation in the Merger. The Merger Agreement also provides that, promptly following the completion of the Merger, Fidelity Savings Bank, a Pennsylvania state-chartered stock savings bank and a wholly owned subsidiary of Fidelity, will merge with and into WesBanco Bank, Inc., a West Virginia banking corporation and a wholly owned subsidiary of WesBanco (the “Bank Merger”), with WesBanco Bank, Inc. continuing as the surviving bank in the Bank Merger.

Under the terms of the Merger Agreement, WesBanco will exchange a combination of shares of its common stock and cash for all of the issued and outstanding shares of common stock of Fidelity. Shareholders of Fidelity common stock will be entitled to receive 0.8275 (the “Exchange Ratio”) shares of WesBanco common stock, plus cash in the amount of $4.50 per share, for each share of Fidelity common stock in the exchange. The receipt by Fidelity shareholders of shares of WesBanco common stock in exchange for their shares of Fidelity common stock is anticipated to qualify as a tax-free exchange. Upon completion of the Merger, each outstanding vested and unvested stock option to acquire a share of Fidelity common stock that is outstanding immediately prior to the Merger will be cancelled and converted into the right to receive, on the terms and conditions set forth in the Merger Agreement, an amount in cash equal to the excess, if any, of $22.50 over the per share exercise price under such stock option.

The Merger Agreement provides that each outstanding share of Fidelity’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Fidelity TARP Preferred”), unless purchased or redeemed prior to the Merger, will be converted into the right to receive one share of WesBanco’s preferred stock with substantially the same rights, powers and preferences as the Fidelity TARP Preferred. The outstanding warrant (the “Fidelity TARP Warrant”) to purchase Fidelity common stock, which was issued on December 12, 2008 to the United States Department of the Treasury, will be converted into the right to exercise the Fidelity TARP Warrant to acquire a combination of WesBanco common stock and cash, subject to appropriate adjustments to reflect the Exchange Ratio. Subject to the receipt of requisite regulatory approvals, the parties have agreed to use their reasonable best efforts to have the Fidelity TARP Preferred and, at the election of WesBanco, the Fidelity TARP Warrant, either purchased by WesBanco or one of its subsidiaries, or repurchased or redeemed by Fidelity, in each case prior to or upon consummation of the Merger.

Fidelity and WesBanco have made customary representations, warranties and covenants in the Merger Agreement, including covenants made by Fidelity not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. The Merger Agreement contains certain termination rights for both WesBanco and Fidelity and further provides that, upon termination of the Merger Agreement under certain circumstances, Fidelity may be obligated to pay WesBanco a termination fee of $3,200,000.

After completion of the Merger, Richard G. Spencer, Fidelity’s President and Chief Executive Officer, will be appointed to the Board of Directors of WesBanco. In addition, following the closing of the Merger, each other member of Fidelity’s Board of Directors will be invited to serve on a newly-created Wesbanco advisory board for the Greater Pittsburgh, Pennsylvania market.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, the approval of the Merger Agreement by the shareholders of Fidelity and the receipt of required regulatory approvals. The transaction is expected to be completed late in the fourth quarter of 2012 or in early 2013.

As a condition to WesBanco’s willingness to enter into the Merger Agreement, each of the directors and executive officers of Fidelity have entered into substantially identical voting agreements (each, a “Voting Agreement”) with WesBanco pursuant to which they have agreed to vote their shares in favor of the transaction. A form of the Voting Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The foregoing summary of the Merger Agreement in this Item 1.01 is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, WesBanco will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Fidelity and a Prospectus of WesBanco, as well as other relevant documents concerning the proposed transaction. INVESTORS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Proxy Statement/Prospectus will be mailed to shareholders of Fidelity prior to the Fidelity shareholder meeting, which has not yet been scheduled. In addition, when the Registration Statement on Form S-4, which will include the Proxy Statements/Prospectus, and other related documents is filed by WesBanco with the SEC, it may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either WesBanco’s or Fidelity’s website at http://www.wesbanco.com or http://www.fidelitybancorp-pa.com, respectively.

Participants in the Acquisition of Fidelity

WesBanco and Fidelity and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Fidelity in connection with the proposed Merger. Information about the directors and executive officers of Fidelity will be included in the Proxy Statement/Prospectus and may be found in the proxy statement for Fidelity’s annual meeting of shareholders filed with the SEC on January 11, 2012. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of Fidelity shareholders in connection with the proposed Merger will be included in the Proxy Statement/Prospectus. You can find information about WesBanco’s directors and executive officers in the proxy statement for WesBanco’s annual meeting of shareholders filed with the SEC on March 14, 2012. You can obtain free copies of these documents from the SEC, WesBanco or Fidelity using the website information above.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER.

Item 7.01 Regulation FD Disclosure

Representatives of WesBanco and Fidelity will host a conference call and webcast relating to the execution of the Merger Agreement for investors, analysts and other interested parties on July 20, 2012 at 9:00 a.m. EDT. The conference call and webcast is sponsored by PR Newswire. WesBanco has prepared an investor presentation to accompany the audio call which is available via its website. A copy of this investor presentation is attached hereto as Exhibit 99.1. The investor presentation is being filed by WesBanco pursuant to Rule 425 under the Securities Act of 1933, as amended.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.

Item 8.01 Other Events

On July 19, 2012, WesBanco issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Statement

The Merger Agreement and form of Voting Agreement have been included in this report to provide investors with information regarding their terms. Except for the status of each such agreement as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this report, the Merger Agreement and form of Voting Agreement are not intended to be a source of factual, business or operational information about the parties thereto.

The representations, warranties, covenants and agreements made by the parties to the Merger Agreement are made as of specific dates and are qualified and limited, including by information in disclosure schedules that the parties exchanged in connection with the execution of such Merger Agreement. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. Representations and warranties may be used as a tool to allocate risks between the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WesBanco, Fidelity or any of their respective affiliates.

Forward-Looking Statements

Matters set forth in this filing contain certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the proposed Merger between WesBanco and Fidelity, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed Merger may not be fully realized within the expected timeframes; disruption from the proposed Merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule; Fidelity’s shareholders may not approve the proposed Merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2011 Annual Report on Form 10-K, Fidelity’s 2011 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Fidelity with the Securities and Exchange Commission, including both companies’ Form 10-Qs as of March 31, 2012 and Fidelity’s Form 10-Q as of December 31, 2011. All forward-looking statements included in this filing are based on information available at the time of the release. Neither WesBanco nor Fidelity assumes any obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

2.1	-	Agreement and Plan of Merger, dated July 19, 2012, by and between WesBanco, Inc., WesBanco Bank, Inc., Fidelity Bancorp, Inc. and Fidelity Savings Bank.

2.2	-	Form of Voting Agreement.

99.1	-	Presentation by WesBanco, Inc., and Fidelity Bancorp, Inc. for conference call and webcast on July 20, 2012.

99.2	-	Press release, dated July 19, 2012, announcing the execution of the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc. (Registrant)

Date: July 20, 2012	/s/ ROBERT H. YOUNG
Robert H. Young
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 19, 2012, by and between WesBanco, Inc., WesBanco Bank, Inc., Fidelity Bancorp, Inc. and Fidelity Savings Bank.

2.2	Form of Voting Agreement.

99.1	Presentation by WesBanco, Inc., and Fidelity Bancorp, Inc. for conference call and webcast on July 20, 2012.

99.2	Press release, dated July 19, 2012, announcing the execution of the Agreement and Plan of Merger.